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                                                                     EXHIBIT 5.1

                      [PIPER & MARBURY L.L.P. LETTERHEAD]



                                  June 26, 1998



Starwood Hotels & Resorts
2231 East Camelback Road, Suite 410
Phoenix, Arizona  85016

Starwood Hotels & Resorts Worldwide, Inc.
2231 East Camelback Road, Suite 400
Phoenix, Arizona  85016

Ladies and Gentlemen:

         We have acted as special Maryland counsel in connection with the joint registration statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, by Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), relating to the registration of an aggregate of 500,000 shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and 500,000 shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares") which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Common Shares"), to be issued under the ITT Corporation 401(k) Retirement Savings Plan, as amended (the "ITT Plan").

         In our capacity as special Maryland counsel, we have reviewed the following:

     (a) The Declaration of Trust of the Trust, as amended to date, certified by an officer of the Trust (the "Declaration of Trust");

     (b) The Charter of the Corporation, as amended to date, certified by an officer of the Corporation (the "Charter");

     (c) A copy of the Trustees' Regulations of the Trust as in effect on the date hereof (the "Trust Regulations");


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                                             [PIPER & MARBURY L.L.P. LETTERHEAD]

Starwood Hotels & Resorts
Starwood Hotels & Resorts Worldwide, Inc.
June 26, 1998
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     (d) A copy of the By-laws of the Corporation as in effect on the date hereof (the "Corporation By-laws");

     (e) The Registration Statement;

     (f) The ITT Plan;

     (g) A specimen certificate evidencing the Trust Shares;

     (h) A specimen certificate evidencing the Corporation Shares;

     (i) Certified resolutions of the Board of Trustees of the Trust relating to the filing of the Registration Statement and the ITT Plan;

     (j) Certified resolutions of the Board of Directors of the Corporation relating to the filing of the Registration Statement and the ITT Plan;

     (k) A good standing certificate for the Trust, dated June 9, 1998, issued by the Maryland State Department of Assessments and Taxation (the "Department");

     (l) A good standing certificate for the Corporation, dated June 9, 1998, issued by the Department;

     (m) An Officer's Certificate of the Trust dated as of the date hereof as to certain factual matters (the "Trust Officer's Certificate");

     (n) An Officer's Certificate of the Corporation dated as of the date hereof as to certain factual matters (the "Corporation Officer's Certificate"); and

     (p) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

         In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records reviewed are accurate and complete. As to any facts material to this

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                                             [PIPER & MARBURY L.L.P. LETTERHEAD]

Starwood Hotels & Resorts
Starwood Hotels & Resorts Worldwide, Inc.
June 26, 1998
Page 3


opinion which we did not independently establish or verify, we have relied solely upon the Trust Officer's Certificate and the Corporation Officer's Certificate and have not independently verified the matters stated therein.

We assume also that prior to the issuance of any Corporation Shares and Trust Shares there will exist, under the Charter or the Declaration of Trust, as the case may be, the requisite number of authorized but unissued Corporation Shares or Trust Shares, as the case may be.

         Based upon the foregoing, we are of the opinion that

         (i) The Trust has been duly formed and is validly existing in good standing as a real estate investment trust under the laws of the State of Maryland.

         (ii) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

         (iii) When issued as described in the Registration Statement and in accordance with the ITT Plan, the Corporation Shares will be validly issued, fully paid and nonassessable.

         (iv) When issued as described in the Registration Statement and in accordance with the ITT Plan, the Trust Shares will be validly issued, fully paid and nonassessable.

         The opinions expressed above are limited to the laws of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement.

                                         Very truly yours,



                                         /s/  PIPER & MARBURY L.L.P.